INVESTEC FUNDS
                               MAINLAND CHINA FUND


                         SPECIAL MEETING OF SHAREHOLDERS
                             SCHEDULED TO BE HELD ON
                                 April 22, 2003


THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES of the Investec Funds, on behalf of the Investec Mainland China Fund (the "Fund"), for use at the special meeting of shareholders ("Special Meeting") to be held at the offices of the Fund 1055 Washington Blvd., 3rd Floor, Stamford, Connecticut on April 22, 2003 at 1:00 P.M. The undersigned hereby appoints Royce N. Brennan and Ross Reuvers and each of them, with full power of substitution, as proxies of the undersigned to vote at the above stated Special Meeting, and at all adjournments thereof, all shares of beneficial interest of the Fund that are held of record by the undersigned on the record date for the Special Meeting, upon the proposal indicated below:

IF THIS PROXY CARD IS RETURNED, AND NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED AFFIRMATIVELY ON THE MATTER PRESENTED. THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING PROPOSAL.

Vote on Proposal:

1. To approve the Agreement and Plan of Reorganization and Liquidation, as is more fully described in the accompanying Combined Prospectus and Proxy Statement, together with each and every transaction contemplated thereby:

            FOR            AGAINST          ABSTAIN

            [  ]            [  ]             [  ]


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name appears on this card. When account is joint tenants, all should sign. When signing as executor, administrator, trustee or guardian, please give title. If a corporation or partnership, sign entity's name and by authorized person.

x________________________________________  x___________________________________
Signature (Please sign within box)         Signature (Please sign within box)
(Date)                                     (Date)